                                                                EXHIBIT 10.7


                         FIRST AMENDMENT TO OFFICE LEASE

         THIS FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into this 14th day of January, 2000 by and between PINE STREET INVESTORS I, L.L.C., a Delaware limited liability company ("Landlord"), and PEOPLEPC INC., a Delaware corporation ("Tenant").


                                    RECITALS
                                    --------

         A. On June 3, 1999, Landlord and Tenant entered into that certain Office Lease under which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises comprising the 11th floor of the building (the "existing Premises") located at 100 Pine Street, San Francisco, California (the "Building"). The Office Lease is referred to herein as the "Lease."

         B. Tenant desires to lease additional office space on the 10th floor of the Building to increase its existing Premises and Landlord desires to lease such space to Tenant on the terms and conditions set forth herein.

         C. Any terms set forth in this Agreement which are not expressly defined shall have the meanings ascribed to them in the Lease.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    AGREEMENT
                                    ---------

1. ADDITIONAL LEASED SPACE. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, in addition to the existing Premises, 13,285 rentable square feet of space comprising the tenth (10th) floor of the Building (Suite
1000), as identified on Exhibit A attached hereto and made a part hereof (the "Additional Leased Space"). The parties acknowledge and agree that as of the Commencement Date (defined in Paragraph 2 below): (i) the existing Premises and the Additional Leased Space shall be collectively referred to herein and for purposes of the Lease, as amended hereby, as the "Premises," and (ii) the total rentable area comprising the Premises shall be equal to 26,570 square feet.

2.  Term.
    ----

    (a) The lease Term for the Additional Leased Space shall commence on February 15, 2000 (the "Commencement Date"), and, unless sooner terminated as provided herein or in the Lease, shall expire on February 14, 2005. Said Commencement Date may be postponed as set forth in Paragraph 2(d) of this First Amendment. The Term may be extended upon the terms and conditions set forth in Rider Two to the Lease.

    (b) The "Expiration Date" applicable to the existing Premises is hereby amended to be February 14, 2005.

    (c) If Landlord fails to deliver possession of the Additional Leased Space within five (5) business days following the execution and delivery of this First Amendment by Landlord and Tenant, the Commencement Date shall be delayed for each day beyond said five (5) day period until Landlord delivers possession of the Additional Leased Space. If Landlord, for any reason whatsoever, cannot deliver possession of the Additional Leased Space to Tenant by the Commencement Date, this Amendment and the Lease shall not be void or voidable, the term of the Lease shall not be extended by such delay, the terms and conditions of the Lease applicable to the existing Premises shall in no way be affected thereby, and the Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, if Landlord is unable, for any reason except to the extent caused by Tenant, its contractors, agents or employees, to deliver possession of the Additional Leased Space to Tenant within one hundred twenty
(120) days following execution and delivery of this First Amendment by both Landlord and Tenant, Tenant shall, as its sole remedy, have the right to terminate the Lease as to the Additional Leased Space only by delivering written notice to Landlord any time thereafter until Landlord delivers possession of the Premises to Tenant. Upon such termination, Landlord and Tenant shall be relieved of their obligations hereunder and under the Lease as it applies to the Additional Leased Space, and any Security Deposit and prepaid Base Rent paid hereunder attributable to the Additional Leased Space shall be returned to Tenant.

    (d) Article 2(D) of the Lease is hereby deleted in its entirety and replaced with the following:

"Subject to the terms set forth in this Paragraph, Tenant shall have the right to terminate and cancel the Lease and the First Amendment as to either the existing Premises or the Additional Leased Space (the "Terminated Space") effective as of the expiration of thirty (30) full calendar months following the Commencement Date applicable to the Additional Leased Space (the "Termination Date") by delivering to Landlord written notice thereof at least six (6) months prior to the Termination Date (the "Termination Option"). As a condition to the effectiveness of Tenant's exercise of its Termination Option, and in addition to Tenant's obligation to satisfy all other monetary and nonmonetary obligations as to the Terminated Space under the Lease and the First Amendment through the Termination Date, Tenant shall, thirty (30) days prior to the Termination Date, pay Landlord a sum equal to: (i) four months Base Rent applicable to the Terminated Space (which, if the Terminated Space is the existing Premises, shall be equal to the average Base Rent payable by Tenant over the Lease Term), plus (ii) fifty percent (50.0%) of any other direct out of pocket costs of Landlord incurred in connection with the leasing of the Terminated Space to Tenant hereunder and under the Lease, including, without limitation, leasing commissions paid by Landlord in connection with the execution of the First
Amendment and the Lease and any improvement allowance provided to Tenant by Landlord for the Terminated Space, the exact sum of which Landlord agrees to identify to Tenant prior to Tenant's payment thereof; said sum, as applicable, shall be referred to herein collectively as the "Termination Consideration". Tenant may not exercise the Termination Option if Tenant is in Default (as defined in Article 20(A)) under the First Amendment or the Lease. The Termination Option is personal to Tenant hereunder and may not be exercised by or assigned, voluntarily or involuntarily, to any person or entity other than a Related Entity (as defined in Article 17(G)) or a permitted assignee of Tenant's interest in this Lease which assignee is a successor to Tenant either by merger or consolidation or a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed in writing Tenant's obligations under this Lease). Tenant may only exercise the Termination Option with respect to all (not a portion) of either the existing Premises or the Additional Leased Space, and Tenant may not exercise the Termination Option as to both the existing Premises and the Additional Leased Space. If Tenant properly and in a timely manner exercises ,its Termination Option and properly and in a timely manner delivers the Termination Consideration to Landlord and satisfies all other monetary and non-monetary obligations under this Lease, including, without limitation, the provisions related to surrender of the Premises as to the Terminated Space, all of which shall be accomplished on or before the
Termination Date, then the Lease and, to the extent applicable, the First Amendment shall terminate as of midnight on the Termination Date as to the Terminated Space. Landlord agrees to notify Tenant of any attempted exercise of the Termination Option which does not satisfy the foregoing terms and conditions, identifying the deficiencies of such exercise; if Tenant does not cure all of such deficiencies within five (5) days following Landlord's notice thereof or if the deficiency is non-curable, Tenant's exercise of the Termination Option shall be null and void, and the Lease and the First Amendment shall continue in full force and effect in accordance with its terms.

3.  Rent.
    ----

    (a)  Base Rent. Tenant shall pay Landlord as Base Rent for the Additional
         ---------
Leased Space the sum of $46.00 per rentable square foot of the Additional Leased Space per year, which shall be equal to an annual Base Rent of $611,110.00 and a monthly Base

Rent of $50,925.83. Said Base Rent shall be payable commencing as of the Commencement Date applicable to the Additional Leased Space, except that Base Rent for the first full calendar month for which said Base Rent shall be due, shall be paid when Tenant executes this First Amendment. Said Base Rent shall be in addition to the Base Rent payable for the existing Premises under Article 3 of the Lease. Any Base Rent shall be paid in advance, on or before the first day of each calendar month during the Lease Term. If the Commencement Date applicable to the Additional Leased Space is on a day other than the first day of a calendar month, Base Rent for the Additional Leased Space shall be prorated for such month.

    (b)  Operating Expenses. The parties acknowledge and agree that Tenant's
         ------------------
Prorata Share of Taxes and Operating Expenses attributable to the Additional Leased Space is 3.3003%. The Base Tax Year and Base Expense Year applicable to the Additional Leased Space shall be the calendar year 2000. As of the Commencement Date applicable to the Additional Leased Space, Tenant's Prorata Share of Taxes and Operating Expenses (as defined in Article 26(0) of the Lease) shall be increased to 6.601% to take into account the Additional Leased Space.

4.  Condition of Additional Leased Space.
    ------------------------------------
    (a) Tenant acknowledges and agrees that, notwithstanding anything to the contrary in Article 6 of the Lease, it is leasing the Additional Leased Space in its present and "as is" condition, and that Landlord is not responsible for making any repairs or improvements thereto except that Landlord agrees to provide the Allowance as set forth in Paragraph 4(b) of this First Amendment. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Additional Leased Space, the Building, the Building Systems or Tenant's business.

    (b) Landlord shall provide to Tenant an improvement allowance in an amount equal to One Hundred Thirty-Two Thousand Eight Hundred Fifty Dollars ($132,850.00) ("Allowance"), to reimburse Tenant for actual costs incurred by it in connection with the refurbishment, repair, improvement and/or alteration of the Premises, and/or the installation of Lines (as defined in the Lease) within the Premises. Any repairs, refurbishment, improvements or alterations and installation of Lines shall be completed by Tenant at its own expense, and subject to the provisions of Articles 10 and 29 the Lease. The Allowance, or any portion thereof, shall be payable by Landlord as the work progresses within thirty (30) days following receipt of Tenant's disbursement requests against such allowance as set forth herein. Such requests shall include the following items, to the extent applicable to the items for which the Allowance disbursement is being requested: (i) proper receipts for said repairs, refurbishment, improvements or alterations, or any portions thereof, (ii) a certification from the contractor performing said work that the sums billed reflect work actually performed, (iii) executed conditional mechanic's and materialman's lien releases, in the statutory form, from all parties being paid from such disbursement, (iv) such other information or documentation as Landlord may reasonably request. Five (5) months following the Commencement Date, any unused portion of the Allowance will be used as a credit toward Base Rent payable under the Lease as amended hereby.

5.  Security  Deposit.  Upon  Tenant's  execution  and  delivery  of this  First
    -----------------
Amendment, Tenant shall deposit with Landlord $50,925.83 ("Cash Deposit"). In addition, Tenant shall deliver and cause to be in effect upon the execution of this First Amendment, during the Lease Term, and for a period sixty (60) days thereafter, an unconditional, irrevocable letter of credit in the amount of $509,258.30 in favor of Landlord ("Letter of Credit"). The Cash Deposit and the Letter of Credit shall be referred to collectively herein as the "Additional Security Deposit". The Additional Security Deposit and the Security Deposit provided by Tenant under the Lease shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of the Lease, as amended hereunder. In accordance with the terms hereof, Tenant shall deliver the Letter of Credit to Landlord upon the execution of this First Amendment. Such Letter of Credit shall be in a form reasonably acceptable to Landlord and issued by a bank selected by Tenant and reasonably acceptable to Landlord. Without limiting the generality of the foregoing, any bank issuing the Letter of Credit shall be a bank that accepts deposits, maintains accounts, has a local San Francisco office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. The Letter of Credit shall provide that the issuing bank shall deliver to Landlord at least sixty (60) days prior written notice of the termination or expiration of any such Letter of Credit. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining and maintaining the Letter of Credit. The Additional Security Deposit and the initial Security Deposit shall be held by Landlord as security for the prompt, full and faithful performance by Tenant of all of the terms, covenants and conditions of the Lease and this First Amendment, and for reimbursement of Landlord of certain expenses incurred by Landlord in connection with the execution of the Lease and this First Amendment. Without limiting the generality of the foregoing or anything in the Lease, Tenant acknowledges and agrees that the Additional Security Deposit may be applied by Landlord, upon the occurrence of a Default (including, without limitation, termination of the Lease following a Default) to reimburse Landlord for the (i) unamortized cost of leasing commissions payable by Landlord in connection with this First Amendment, and (ii) the unamortized cost of Landlords Allowance (collectively, the "Reimbursable Expenses"). Tenant agrees, upon termination of the Lease (except under Article 2(D) of the Lease, as revised hereunder) or upon Tenant's Default, that Landlord shall have the right to draw upon the Cash Deposit and/or the Letter of Credit, and apply the proceeds thereof to reimburse Landlord for any unperformed Lease obligations and any Reimbursable Expenses. In addition, upon the occurrence of a Default under the Lease, Landlord, in its sole and absolute discretion, shall have the right to draw upon the Cash Deposit and/or Letter of Credit and apply the proceeds to satisfy Tenant's outstanding obligations under the Lease. The use or application of the Additional Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. If Landlord uses or applies any portion of the Letter of Credit, Tenant shall, within ten (10) business days after demand, (a) deposit cash (which shall constitute an additional Security Deposit) with Landlord in an amount that, when added to the amount remaining under the Letter of Credit, equals $509,258.30, or (b) deliver written documentation executed by the bank issuing the Letter of Credit that confirms that the Letter of Credit has been reinstated or a new or additional Letter of Credit issued in such full amount, and Tenant's failure to do so shall be deemed a material breach and "Default" under the Lease. If Landlord uses or applies any portion of the Cash Deposit, Tenant shall, within ten (10) business days after demand, deposit cash with Landlord in an amount that when added to the amount remaining under the Cash Deposit equals $50,925.83. Upon sixty (60) days following expiration of the Term of the Lease and the vacation of the Premises by Tenant, other than when a Default has occurred, Landlord shall: (i) release the Letter of Credit and Tenant's obligation to provide the Letter of Credit shall cease and (ii) return the Cash Deposit (without interest) to Tenant. In addition, if and only if Tenant has not been in Default under the Lease, and if Tenant has not been notified by Landlord that it is in default under the Lease immediately prior to the applicable period, upon Tenant's written request, Landlord agrees to review Tenant's then current financial condition at the expiration of twenty-four (24) months following the Commencement Date for the Additional Leased Space and, if applicable, following the end of each twelve (12) month period thereafter, for purposes of determining whether the Letter of Credit should remain in place, which determination shall be made by Landlord in its sole and absolute discretion; Tenant agrees to provide Landlord with such information as to Tenant's financial condition as Landlord may request from time to time. Nothing is this Paragraph shall affect or limit Landlord's right under Paragraph 36 of the Lease.

6.  Assignment and Subletting.
    -------------------------
    (a) The fourth sentence of Article 17(A) of the Lease is hereby deleted in its entirety and replaced with the following:

 "In addition to the other requirements hereunder, if the Subject Space comprises twenty percent (20%) or more of each full floor of the Premises, the Subject Space must be separately demiseable with appropriate means of ingress and egress suitable for normal renting purposes; provided, however, such condition shall not apply or be the sole basis for Landlord withholding its consent to any Transfer if Landlord does not exercise its right to recapture or sublease the Subject Space as provided herein."

    (b) The last sentence of Article 17(C) of the Lease is hereby deleted in its entirety and replaced with the following:

"Notwithstanding the foregoing rights of Landlord, Landlord's right to recapture or sublease the Subject Space as set forth in this Paragraph shall not apply to a proposed sublease of the Premises where: (i) the aggregate space sublet and/or proposed to be sublet by Tenant (including the Subject Space and any common area square footage allocated or proposed to be allocated to any Transferees) is equal to less than twenty percent (20%) of each floor of the Premises (or 40% of the entire Premises as long as the Premises comprises two floors), or (ii) the term of the proposed sublease is equal to or less than eighteen (18) months, the aggregate space sublet and/or proposed to be sublet by Tenant (including the Subject Space and any common area square footage allocated or proposed to be allocated to any Transferees) is less than 6,000 rentable square feet per floor of the Premises, the proposed Transferee is an affiliate (as such term is defined in the California Corporations Code) of Tenant, or an affiliate of any members of the board of directors or of a founder of Tenant, and such proposed Transferee engages in a technology, media or internet related business or is an internet related venture capital firm, or (iii) the sublease or assignment does not require Landlord's consent as expressly set forth in Article 17(G). "

7.  Terms and Conditions.
    --------------------
    (a) Except as expressly set forth herein, the terms and conditions of the Lease shall apply to the Additional Leased Space and are hereby incorporated herein. The Lease shall not otherwise be affected by the Amendment.

    (b) Tenant hereby acknowledges that, as of the date of this Amendment, there are no existing defaults by Landlord in the performance of its obligations under the Lease, nor to the best of Tenant's knowledge are there now any facts or conditions which, with notice or lapse of time or both, will become such a default, and there is no offset, defense, counterclaim or credit against any rental or other payment due under the Lease.

8.  Brokers.  The parties  acknowledge  that they have dealt only with CUSHMAN &
    -------
WAKEFIELD OF CALIFORNIA,  INC. and  Landlord's  Building  representative  broker
(whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with the Additional Leased Space. The parties agree to indemnify and hold each other harmless from all damages, judgments, liabilities and expenses (including reasonable attorney's fees) arising from any claims or demands of any other broker, agent or finder not disclosed herein with whom the indemnifying party (Landlord or Tenant, as the case may be) has dealt or claimed to have dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiations with Tenant concerning the Additional Leased Space or execution of this First Amendment to Office Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Office Lease as of the date first above written.

LANDLORD:

PINE STREET INVESTORS I, L.L.C.
a Delaware limited liability company

 By:      Walton Street Real Estate Fund I, L.P.,
          a Delaware limited partnership,
          Managing Partner

          By:     Walton Street Managers I, L.P.,
                  a Delaware limited partnership,
                  General Partner

                  By:      WSC Managers I, Inc.,
                           a Delaware corporation,
                           General Partner

                           By: /s/ HOWARD BRODY
                               ------------------
                           Name:   Howard Brody
                           Title:  Vice President

TENANT:

PEOPLEPC INC.,
a Delaware corporation

By:  /s/ MARY E. HUMISTON
     --------------------
Name:   Mary E. Humiston
Title:  VP HR & Administration

[100 PINE STREET LOGO APPEARS HERE]

LEASE EXHIBIT

TENTH FLOOR

SUITE 1000

                   [TENTH FLOOR, SUITE 1000 MAP APPEARS HERE]